UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2008
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-23064	73-1136584
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Item 9.01 Financial Statements and Exhibits
Signatures

Item 8.01.
At the annual shareholders’ meeting of Southwest Bancorp, Inc., held on April 24, 2008, the shareholders of Southwest re-elected four Directors, each for a term expiring at the 2011 annual shareholders’ meeting or such later time as his successor is elected and qualified. The Directors elected and the shareholder vote in the election of each Director were as follows:

	For	Withheld
David S. Crockett, Jr.	12,407,207	926,233
J. Berry Harrison	12,924,823	408,617
James M. Johnson	12,700,736	632,705
Russell W. Teubner	12,396,302	937,139
Other Directors continuing in office following the annual shareholders’ meeting were James E. Berry II, Tom D. Berry, Joe Berry Cannon, John Cohlmia, Rick Green, David P. Lambert, Linford R. Pitts, and Robert B. Rodgers.
There were 14,433,419 shares of common stock outstanding and entitled to vote at the meeting. A total of 13,333,441 shares of common stock were represented at the meeting in person or by proxy, representing 92.38% of the shares outstanding and entitled to vote at the meeting.
A proposal to approve the Southwest Bancorp, Inc. 2008 Stock Based Award was approved at the annual shareholders’ meeting. The shareholder vote was as follows:

For	Against	Abstain	Broker Non-votes
7,147,162	4,433,465	520,290	1,232,524
A proposal to amend the Certificate of Incorporation to provide for the election of directors for one-year terms rather than three-year terms beginning with the 2009 annual meeting also was approved at the annual meeting. The shareholder vote was as follows:

For	Against	Abstain	Broker Non-votes
12,831,734	470,517	31,189	0

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Not applicable.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: April 28, 2008